GSI Group Reports Second Quarter Results
        Company Reports Bookings of $89.5 Million, 1.2 Book-to-Bill Ratio
                            and $98 Million Backlog

BILLERICA, MA July 25, 2007: GSI Group Inc., (Nasdaq: GSIG), a leading provider of precision technology and semiconductor systems, today announced financial results for the second quarter ended June 29, 2007.

Second quarter revenue was $73.1 million, compared to first quarter revenue of $74.2 million and $76.4 million for the second quarter of 2006. Excluding restructuring charges, operating profit was $5.3 million in the second quarter versus $6.0 million in the first quarter and $8.0 million in the second quarter of 2006. GAAP net income for the quarter was $3.3 million, or $0.08 per diluted share, compared to the first quarter results of $3.2 million, or $0.08 per diluted share, and $6.2 million, or $0.15 per diluted share in the second quarter of 2006.

First half 2007 revenue was $147.3 million, compared to $152.5 million in 2006. Excluding restructuring charges, operating profit totaled $11.3 million in the first half of 2007 compared to $15.2 million in the first half of 2006. Year to date GAAP net income was $6.5 million, or $0.15 per diluted share, compared to year to date GAAP net income of $11.3 million, or $0.27 per diluted share in the prior year.

Second quarter bookings were $89.5 million, up 16% compared with $76.9 million in the first quarter. The book to bill ratio was 1.2, the third consecutive quarter with a book to bill ratio of 1.0 or above. Deferred revenue at June 29, 2007 totaled $15.3 million. The backlog at June 29, 2007 was $98.1 million, up from $79.3 in the prior quarter.

Precision Technology segment bookings grew 12% from the first quarter due to strength in encoders and printed circuit board spindles.

Semiconductor Systems segment bookings grew 21% from the first quarter due to record Wafer Mark orders and strong Wafer Repair bookings. Second quarter order activity in this segment was the second highest level in the last twelve quarters.

Dr. Sergio Edelstein, President and CEO commented, "We are pleased with both orders and results this quarter. Company-wide bookings grew significantly and we are entering the third quarter with a healthy backlog. We completed an accretive acquisition. Our Precision Technology bookings strengthened, particularly in the encoder business, and Semiconductor Systems made steady progress in new customer wins and orders."

Gross margin of 41% in the second quarter increased from 40% in the first quarter largely due to favorable margins and higher revenue in the encoder, printed circuit board spindle and wafer mark product lines.

Operating expenses, excluding a one time benefit of a legal settlement in the first quarter and restructuring charges, declined $1.0 million sequentially, from $25.3 million in the first quarter to $24.3 million in the second quarter.

Income tax expense for the second quarter was $2.1 million, an effective tax rate of 39%. The increase in the effective tax rate was primarily due to losses, including restructuring charges, in the U.K., which were not tax affected due to the Company's current tax loss carryforward position in the U.K.

Cash and short term investments were $152.3 million, up $4.9 million from the first quarter, including $3.0 million used for the purchase of the Thales Beryllium Optronics Business.

The Company anticipates the following for the third quarter of 2007:

-     Revenue to be in the range of $77.0 million to $82.0 million

- Diluted earnings per share, including restructuring charges, in the range of $0.09 to $0.13

- Restructuring costs in the range of $1.7-$1.9 million as previously projected

Dial In: July 26th at 8:30 a.m. ET

GSI Group will host a conference call for investors at 8:30 a.m. eastern on July 26th. Participants are invited to join by dialing (706) 634-5123 with an access code: 6482156. The replay will be available for two weeks by dialing (706) 645-9291 with the replay passcode: 6482156. The conference call also will be broadcast live over the Internet at www.gsig.com.

About GSI Group Inc.

GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.'s common shares are listed on Nasdaq (GSIG).

Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and
Section  21E of the  United  States  Securities  Exchange  Act  of  1934.  These
forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective" and other similar expressions. Readers should not place undue reliance on the forward- looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, risks of currency fluctuations, risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and integrate acquisitions, changes in applicable accounting standards, tax regulations or other external regulatory rules and standards, and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements. For more information contact: Investor Relations, 978-439-5511, Ray Ruddy, (ext. 6170)

                                 GSI GROUP INC.
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
       (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                                                                                               June 29,     December 31,
                                                                                                 2007           2006
                                                                                              ---------      ---------
                                          ASSETS
Current
    Cash and cash equivalents                                                                 $ 152,293      $ 138,315
    Accounts receivable, less allowance of $624 (December 31, 2006 -- $911)                      72,522         54,546
    Income taxes receivable                                                                       4,691          5,755
    Inventories                                                                                  73,891         72,703
    Deferred tax assets                                                                           8,001          7,925
    Other current assets                                                                          6,171         11,559
                                                                                              ---------      ---------
         Total current assets                                                                   317,569        290,803
Property, plant and equipment, net of accumulated depreciation of 32,747 (December 31,
   2006 -- $28,588)                                                                              33,939         33,511
Deferred tax assets                                                                              20,566         20,099
Other assets                                                                                        673            710
Long-term investments                                                                               803            693
Intangible assets, net of amortization of $7,528 (December 31, 2006 -- $6,380)                   13,982         14,965
Patents and acquired technology, net of amortization of $37,885 (December 31, 2006 --
   $35,455)                                                                                      22,356         24,203
Goodwill                                                                                         26,421         26,421
                                                                                              ---------      ---------
                                                                                              $ 436,309      $ 411,405
                                                                                              =========      =========
                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current
    Accounts payable                                                                          $  16,184      $  14,002
    Accrued compensation and benefits                                                            10,635         13,455
    Deferred Revenue                                                                             15,317          2,965
    Other accrued expenses                                                                       10,915         12,881
                                                                                              ---------      ---------
         Total current liabilities                                                               53,051         43,303
Deferred compensation                                                                               650          2,740
Deferred tax liabilities                                                                         12,412         12,342
Accrued long term restructuring                                                                     997          1,141
Income taxes payable                                                                              1,787             --
Accrued pension liability                                                                         8,936          8,806
                                                                                              ---------      ---------
         Total liabilities                                                                       77,833         68,332
Commitments and contingencies
Stockholders' equity
    Common shares, no par value; Authorized shares: unlimited; Issued and outstanding:
       42,597,401 (December 31, 2005 -- 41,889,804)                                             316,204        310,635
    Additional paid-in capital                                                                    6,593          5,314
    Retained earnings                                                                            35,673         29,431
    Cumulative effect of adopting FIN No. 48 - Accounting for Uncertainty in Income Taxes           146
    Accumulated other comprehensive loss                                                           (140)        (2,307)
                                                                                              ---------      ---------
         Total stockholders' equity                                                             358,476        343,073
                                                                                              ---------      ---------
                                                                                              $ 436,309      $ 411,405
                                                                                              =========      =========

                                 GSI GROUP INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
       (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                                                              Three Months Ended             Six Months Ended
                                                           ------------------------      ------------------------
                                                            June 29,       June 30,       June 29,       June 30,
                                                              2007           2006           2007           2006
                                                           ---------      ---------      ---------      ---------
Sales                                                      $  73,117      $  76,401      $ 147,321      $ 152,524
Cost of goods sold                                            43,362         44,009         88,131         88,583
                                                           ---------      ---------      ---------      ---------
Gross profit                                                  29,755         32,392         59,190         63,941
Operating expenses:
  Research and development and engineering                     7,729          7,400         15,386         14,841
  Selling, general and administrative and other               15,027         15,753         29,066         30,575
  Amortization of purchased intangibles                        1,690          1,513          3,419          3,341
  Restructuring and other                                      1,474           (129)         3,728           (135)
                                                           ---------      ---------      ---------      ---------
   Total operating expenses                                   25,920         24,537         51,599         48,622
                                                           ---------      ---------      ---------      ---------
Income from operations                                         3,835          7,855          7,591         15,319
  Interest and other income, net                               1,690            547          3,227          1,320
  Foreign exchange transaction gains (losses)                    (62)           140           (434)          (569)
                                                           ---------      ---------      ---------      ---------
Income before income taxes                                     5,463          8,542         10,384         16,070
Income tax provision                                           2,140          2,358          3,861          4,783
                                                           ---------      ---------      ---------      ---------
Net income                                                 $   3,323      $   6,184      $   6,523      $  11,287
                                                           =========      =========      =========      =========
Net income per common share:

  Basic                                                    $    0.08      $    0.15      $    0.15      $    0.27
  Diluted                                                  $    0.08      $    0.15      $    0.15      $    0.27

Weighted average common shares outstanding (000's)            42,427         42,100         42,204         42,008
Weighted average common shares outstanding for diluted
  net income per common share (000's)                         42,678         42,304         42,409         42,400

                                 GSI GROUP INC.
                  Consolidated Analysis By Segment (unaudited)
                           (thousands of U.S. dollars)

                                     Three Months Ended             Six Months Ended
                                   -----------------------       -----------------------
                                   June 29,       June 30,       June 29,       June 30,
                                     2007           2006           2007           2006
                                   --------       --------       --------       --------
Sales:
Precision Technology               $ 46,921       $ 50,439       $ 90,545       $ 97,417
Semiconductor Systems                27,110         29,012         58,968         60,341
Intersegment sales elimination         (914)        (3,050)        (2,192)        (5,234)
                                   --------       --------       --------       --------

Total                              $ 73,117       $ 76,401       $147,321       $152,524
                                   ========       ========       ========       ========

Gross profit %:
Precision Technology                   38.4%          40.8%          37.2%          40.0%
Semiconductor Systems                  42.6%          41.2%          43.1%          41.3%
Intersegment sales elimination        (23.7%)         (4.0%)         (5.1%)         (0.5%)
Total                                  40.7%          42.4%          40.2%          41.9%

                                 GSI GROUP INC.
          Consolidated Sales Analysis By Geographic Region (unaudited)
                           (millions of U.S. dollars)

                                              Three Months Ended
                               -------------------------------------------------
                                    June 29, 2007              June 30, 2006
                               ----------------------     ----------------------
                                Sales      % of Total      Sales      % of Total
                               ------      ----------     ------      ----------
                            (In millions)              (In millions)
North America ..............   $ 19.2            26%      $ 22.1            29%
Latin and South America ....      0.1            --          0.5             1
Europe (EMEA) ..............     12.6            17         14.3            18
Japan ......................     15.7            22          8.8            12
Asia-Pacific, other ........     25.5            35         30.7            40
                               ------        ------       ------        ------
      Total ................   $ 73.1           100%      $ 76.4           100%

                                               Six Months Ended
                               -------------------------------------------------
                                    June 29, 2007              June 30, 2006
                               ----------------------     ----------------------
                                Sales      % of Total      Sales      % of Total
                               ------      ----------     ------      ----------
                            (In millions)              (In millions)
North America ..............   $ 43.3            29%      $ 43.2            28%
Latin and South America ....      0.3            --          0.8             1
Europe (EMEA) ..............     25.4            17         26.3            17
Japan ......................     29.5            20         19.5            13
Asia-Pacific, other ........     48.8            34         62.7            41
                               ------        ------       ------        ------
      Total ................   $147.3           100%      $152.5           100%